UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 29, 2023

Sparx Holdings Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-56315	92-3402117
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

780 Reservoir Avenue #123 Cranston, RI	02910
(address of principal executive offices)	(zip code)

401-830-9878
(registrant’s telephone number, including area code)

N/A
(former name or former mailing address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

“We”, “Us”, “Our”, and or “The Company”, refer to Sparx Holdings Group, Inc.

Item 8.01  Other Events

On December 29, 2023, NVC Holdings, LLC (“NVC”), a Wyoming Limited Liability Company which is our control shareholder entered into an Assignment and Transfer Of Membership Interest (“Assignment Agreement”) by and among Mr. Thomas DeNunzio, (“Assignor”), Member of NVC Holdings, Sparx Holdings, LLC, a Wyoming Limited Liability Company (the “Assignee”) solely owned by Cassandra DeNunzio, and Jeffrey DeNunzio, Managing Member of NVC, collectively (the “Parties”). Upon execution of the Assignment Agreement, Mr. Thomas DeNunzio resigned as Member and Ms. Cassandra DeNunzio became substitute member of NVC. Mr. Jeffrey DeNunzio remained Managing Member. The beneficial ownership table below reflects the change in beneficial ownership. The transaction was completed for estate planning reasons by Mr. Thomas DeNunzio and is not deemed to be a change in control since NVC maintains the same voting control in Sparx Holdings Group, Inc.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

The following table sets forth information as to 285,350,031 shares of our common stock issued, outstanding, and beneficially owned as of December 29, 2023 by (i) each person known to us to be the beneficial owner of more than 5% of our common equity; (ii) each Director; (iii) each Executive Officer; and (iv) all of our Directors and Executive Officers as a group. Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the shares of common equity shown as beneficially owned by them. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, which generally means that shares subject to options currently exercisable or exercisable within 60 days of the date hereof are considered to be beneficially owned, including for the purpose of computing the percentage ownership of the person holding such options, but are not considered outstanding when computing the percentage ownership of each other person.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (Common Shares)	Approximate Percentage of Class (Common)	Amount and Nature of Beneficial Ownership (Preferred Shares)	Approximate Percentage of Class (Preferred)	Approximate Total Voting Percentage

Officers and Directors					-
Jeffrey DeNunzio (1)	19,500	0.0068%	-	-	0.0068%
Cassandra DeNunzio (2)	100,000	0.0350%	-	-	0.0350%
5% or Greater Shareholders
NVC Holdings, LLC (3)	150,000,000	52.57%	-	-	52.57%
Sparx Holdings, LLC (4)	100,000,000	35.04%	-	-	35.04%

Total Voting Percentage (5% or greater shareholders and Officers/ Directors as a group)	250,119,500	87.65%	-	-	87.65%
_________________________________________

(1) Jeffrey DeNunzio serves as our Director. Jeffrey DeNunzio directly owns 19,500 shares of our Common Stock. These shares were acquired in open market transactions.

(2) Ms. Cassandra DeNunzio serves as our Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Director. Ms. DeNunzio directly owns 100,000 shares of our Common Stock. These shares were acquired in open market transactions.

(3) NVC Holdings, LLC, a Wyoming Limited Liability Company is the direct and beneficial owner of 150,000,000 shares of our Common Stock. Mr. Jeffrey DeNunzio and Sparx Holdings, LLC are its members. Together they share equal membership interest in NVC Holdings, LLC. Cassandra DeNunzio is deemed to be an indirect beneficial owner of our common stock since she is the sole member of Sparx Holdings, LLC.

(4) Sparx Holdings, LLC, a Wyoming Limited Liability Company is the direct and beneficial owner of 100,000,000 shares of our Common Stock. Cassandra DeNunzio is deemed to be an indirect beneficial owner of our common stock since she is the sole member of Sparx Holdings, LLC.

The foregoing description of the Assignment Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified by, the full text of the Assignment Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Assignment and Transfer of Membership Interest

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Sparx Holdings Group, Inc.

Dated: December 29, 2023	/s/ Cassandra DeNunzio
By: Cassandra DeNunzio Chief Executive Officer